UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 19, 2007

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947
DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement.

On July 19, 2007, Lev Pharmaceuticals, Inc. entered into an agreement, dated July 12, 2007, for the purchase and sale of plasma with DCI Management Group, LLC (the “Agreement”) pursuant to which Lev will purchase quantities of U.S. Source Plasma to be utilized in the production of product under its Distribution and Manufacturing Services Agreement with Sanquin Blood Supply Foundation. Under the Agreement, the supplier agreed to sell us specified annual quantities of plasma in accordance with applicable good manufacturing practices. We committed to purchase a minimum of $22,250,000 of product through the first 24 months of the Agreement. Thereafter we expect our annual purchase commitment to be $11,625,000 for the balance of the term of the Agreement. Our contractual purchase commitments are subject to annual percentage increases based on market conditions and do not include the cost of additional pre-delivery testing which we may require the supplier to undertake.

The Agreement expires December 31, 2011, unless sooner terminated in accordance with its terms. Either party may terminate the Agreement upon written notice if the other party is in material breach of any provision thereof, subject to applicable cure periods. Subject to the supplier’s ability to mitigate damages, in the event we are in default of our payment obligation under the contract, we will be liable to purchase the minimum quantities of plasma specified under the contract for the balance of the term. We have the right, however, to terminate the contract if by December 31, 2008 we do not obtain regulatory approval for the commercialization of our lead product candidate or are not able to secure adequate financial arrangements to cover our obligations with respect to the initial purchase commitments under the Agreement. In either such event, we will be obligated to complete the purchase of 80% of the initial minimum purchase commitment, subject to the supplier’s ability to mitigate damages. Upon expiration of the Agreement, or in the event the Agreement is terminated for reasons other than as set forth above, we will be obligated to purchase a closing inventory of plasma in the quantity specified in the Agreement. The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report.

In connection with our entry into the Agreement, we signed a letter agreement with our current plasma supplier pursuant to which the supplier agreed to waive its right to supply us with additional quantities of plasma and to reduce its commitment under such agreement. We estimate that we will be obliged to purchase an additional amount of approximately $353,000 of plasma under such agreement for the balance of 2007. Thereafter, the parties agreed to suspend further purchases under this agreement until such time as a new definitive agreement is entered into between the parties. In consideration of the foregoing, we agreed to waive our right to have the supplier cover a percentage of the cost of replacement plasma we are acquiring from the new supplier.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Exhibit Title or Description
	10.1	Agreement for the Purchase and Sale of Blood Plasma

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein
Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer
Date: July 25, 2007

EXHIBIT INDEX
Exhibit Number	Description

10.1	Agreement for the Purchase and Sale of Blood Plasma